Exhibit 1.1

TCF FINANCIAL CORPORATION

4,000,000 SHARES OF 6.45% SERIES B NON-CUMULATIVE
PERPETUAL PREFERRED STOCK, PAR VALUE $0.01 PER SHARE

UNDERWRITING AGREEMENT

December 12, 2012

December 12, 2012

To the Managers named in Schedule I hereto
for the Underwriters named in Schedule II hereto

Ladies and Gentlemen:

TCF Financial Corporation, a Delaware corporation (the “Company”), proposes to issue, or cause to be issued, and sell to the several underwriters named in Schedule II hereto (the “Underwriters”), for whom you are acting as managers (the “Managers”), the number of shares of 6.45% Series B Non-Cumulative Perpetual Preferred Stock, par value $0.01 per share, liquidation preference of $25 per share (the “Preferred Stock”) set forth in Schedule I hereto (the “Firm Shares”).  The Company also proposes to issue and sell to the several Underwriters not more than the number of additional shares of Preferred Stock set forth in Schedule I hereto (the “Additional Shares”) if and to the extent that you, as Managers of the offering, shall have determined to exercise, on behalf of the Underwriters, the right to purchase such shares of Preferred Stock granted to the Underwriters in Section 2 hereof.  The Firm Shares and the Additional Shares are hereinafter collectively referred to as the “Securities.”  If the firm or firms listed in Schedule II hereto include only the Managers listed in Schedule I hereto, then the terms “Underwriters” and “Managers” as used herein shall each be deemed to refer to such firm or firms. The Preferred Stock is to be issued by the Company pursuant to the provisions of the certificate of designations relating to the Preferred Stock (the “Certificate of Designations”) to be filed by the Company with the Secretary of State of the State of Delaware prior to the Closing Date (as defined in Section 4).

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement, including a prospectus (the file number of which is set forth in Schedule I hereto), on Form S-3, relating to the securities (the “Shelf Securities”), including the Securities, to be issued from time to time by the Company.  The registration statement as amended to the date of this Agreement, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A or Rule 430B under the Securities Act of 1933, as amended (the “Securities Act”), is hereinafter referred to as the “Registration Statement”, and the related prospectus covering the Shelf Securities dated May 29, 2012 in the form first used to confirm sales of the Securities (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Basic Prospectus.”  The Basic Prospectus, as supplemented by the prospectus supplement specifically relating to the Securities in the form first used to confirm sales of the Securities (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Prospectus,” and the term “preliminary prospectus” means any preliminary form of the Prospectus filed with the Commission.  For purposes of this Agreement, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act, “Time of Sale Prospectus” means the preliminary prospectus together with the free writing prospectuses, if any, each identified in Schedule I hereto, and “broadly available road show” means a “bona fide electronic road show” as defined in Rule 433(h)(5) under the Securities Act that has been made available without restriction to any person.  As used herein, the terms “Registration Statement,” “Basic Prospectus,” “preliminary prospectus,” “Time of Sale Prospectus” and “Prospectus” shall include the documents, if any, incorporated by reference therein (the “Incorporated Documents”).  The terms “supplement,” “amendment,” and “amend” as used herein with respect to the Registration Statement, the Basic Prospectus, the Time of Sale Prospectus, any preliminary prospectus or free writing prospectus shall include all documents subsequently filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are deemed to be incorporated by reference therein.

1.       Representations and Warranties.  The Company represents and warrants to and agrees with each of the Underwriters that:

(a)    The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or threatened by the Commission.  The Company is a well-known seasoned issuer (as defined in Rule 405 under the Securities Act) eligible to use the Registration Statement as an automatic shelf registration statement and the Company has not received notice that the Commission objects to the use of the Registration Statement as an automatic shelf registration statement.

(b)    (i) the Registration Statement as of the date hereof does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Registration Statement and the Prospectus comply, and as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, (iii) the Time of Sale Prospectus does not, and at the time of each sale of the Securities in connection with the offering when the Prospectus is not yet available to prospective purchasers, at the Closing Date (as defined in Section 4) and at the Option Closing Date (as defined in Section 2) (as applicable), the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (iv) each broadly available road show, if any, when considered together with the Time of Sale Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (v) the Prospectus does not contain, will not contain and, as amended or supplemented, if applicable, will not contain as of the Closing Date and the Option Closing Date (as applicable), any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement, the Time of Sale Prospectus or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Managers expressly for use therein.

(c)    Each preliminary prospectus filed as part of the Registration Statement, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

(d)    The Company is not an “ineligible issuer” in connection with the offering pursuant to Rules 164, 405 and 433 under the Securities Act.  Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder.  Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or on behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder.  Except for the free writing prospectuses, if any, identified in Schedule I hereto forming part of the Time of Sale Prospectus, and electronic road shows, if any, each furnished to you before first use, the Company has not prepared, used or referred to, and will not, without your prior consent, prepare, use or refer to, any free writing prospectus.

(e)    The Incorporated Documents, when they were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Registration Statement, the Prospectus or the Time of Sale Prospectus, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Exchange Act, and will not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(f)     The financial statements and the related notes thereto included or incorporated by reference in the Registration Statement, the Prospectus and the Time of Sale Prospectus comply as to form in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as applicable, and present fairly the consolidated financial position of the Company and its subsidiaries as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified; and such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods covered thereby, and the supporting schedules to such financial statements included or incorporated by reference in the Registration Statement present fairly the information required to be stated therein.

(g)    Except in each case as otherwise disclosed in the Registration Statement, the Prospectus and the Time of Sale Prospectus, since the date of the most recent financial statements of the Company included or incorporated by reference in the Registration Statement, the Prospectus and the Time of Sale Prospectus, (i) there has not been any material change in the capital stock (other than (1) the issuance of the Securities pursuant to this Agreement, (2) the issuance of shares of the Company’s common stock, $0.01 par value per share (the “Common Stock”) upon exercise of stock options and warrants described as outstanding, in, and the grant of options and awards, including but not limited to restricted stock and performance units, under any equity incentive plans in existence as of the date hereof and described in the Registration Statement, the Prospectus and the Time of Sale Prospectus, (3) the issuance of shares of Common Stock to the Company’s employee plans, including but not limited to the employee stock purchase plan and supplemental employee retirement plan, that are in existence as of the date hereof and described in the Registration Statement, the Prospectus and the Time of Sale Prospectus and (4) pursuant to the exercise of currently outstanding warrants to purchase up to an aggregate of 3,199,988 shares of Common Stock, (ii) there has not been a material increase in the long-term debt of the Company and any of its subsidiaries on a consolidated basis, and (iii) there has not been a Material Adverse Effect (as defined below).  As used herein, “Material Adverse Effect” means a material adverse effect on the business, properties, financial position or results of operations of the Company and its subsidiaries taken as a whole.

(h)    The Company has been duly incorporated and is validly existing and in good standing under the laws of the State of Delaware, with all power and authority to own its properties and conduct its business as described in the Registration Statement, the Prospectus and the Time of Sale Prospectus; and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified would not have a Material Adverse Effect.

(i)     Each of the Company’s significant subsidiaries has been duly incorporated or organized and is validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, with all power and authority to own its properties and conduct its business as described in the Registration Statement, the Prospectus and the Time of Sale Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect; and all the outstanding shares of capital stock or other equity interests of each such significant subsidiary have been duly and validly authorized and issued, are fully paid and non-assessable (except, in the case of any foreign subsidiary, for directors’ qualifying shares) and are owned directly or indirectly by the Company, free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party, except as otherwise described in the Registration Statement, the Prospectus or the Time of Sale Prospectus; the Company has no “significant subsidiary,” as that term is defined in clauses (1) and (2) of the definition of “Significant Subsidiary” set forth in Rule 1-02(w) of Regulation S-X under the Act, or any other subsidiaries that, taken together, would comprise a “significant subsidiary,” other than TCF National Bank and its subsidiaries (collectively, the “Bank”).

(j)     The Company is duly registered as a bank holding company under the Bank Holding Company Act of 1956, as amended.

(k)    The Company and each of its subsidiaries are in compliance with all laws administered by the regulations of the Office of the Comptroller of Currency (the “OCC”), the Federal Deposit Insurance Corporation (“FDIC”) and the Board of Governors of the Federal Reserve System (the “Federal Reserve Board”) and any other federal or state bank regulatory authorities (collectively with the OCC, FDIC and the Federal Reserve Board, the “Bank Regulatory Authorities”) with jurisdiction over the Company or any of its subsidiaries to the extent such laws or regulations apply to the Company or any of its subsidiaries, except as otherwise disclosed in the Registration Statement, the Prospectus and the Time of Sale Prospectus or as would not, individually or in the aggregate, have a Material Adverse Effect; except as otherwise disclosed in the Registration Statement, the Prospectus and the Time of Sale Prospectus or as would not, individually or in the aggregate, have a Material Adverse Effect, neither the Company nor any of its subsidiaries is a party to any written agreement or memorandum of understanding with, or is subject to any order or directive by, or has adopted any board resolutions at the request of, any Bank Regulatory Authority which restricts the conduct of its business, or in any manner relates to its capital adequacy, its credit policies or its management; the deposit accounts of the Bank are insured with the FDIC up to applicable limits to the fullest extent permitted by law; no proceeding for the termination or revocation of such insurance is pending or, to the knowledge of the Company or the Bank, threatened; and the Bank is the only bank subsidiary of the Company.

(l)     The Company has an authorized capitalization as described in the Registration Statement, the Prospectus and the Time of Sale Prospectus; all the outstanding shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable and are not subject to any pre-emptive or similar rights; except as described in or expressly contemplated by the Registration Statement, the Prospectus, and the Time of Sale Prospectus and other than (i) the issuance of the Securities pursuant to this Agreement, (ii) the issuance of shares of Common Stock upon exercise of stock options and warrants described as outstanding in, and the grant of options and awards, including but not limited to restricted stock and performance units, under any equity incentive plans in existence as of the date hereof and as described in the Registration Statement, the Prospectus and the Time of Sale Prospectus, (iii) the issuance of shares of Common Stock to the Company’s employee plans, including but not limited to the employee stock purchase plan and supplemental employee retirement plan, that are in existence as of the date hereof and described in the Registration Statement, the Prospectus and the Time of Sale Prospectus and

(iv) the currently outstanding warrants to purchase up to an aggregate of 3,199,988 shares of Common Stock, there are no outstanding rights (including without limitation, pre-emptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interests in the Company or any of its significant subsidiaries, nor any contracts, commitments, agreements, understandings or arrangements of any kind relating to the issuance of any capital stock of the Company or any such significant subsidiary, any such convertible or exchangeable securities or any such rights, warrants or options; and the capital stock of the Company conforms in all material respects to the description thereof contained in the Registration Statement, the Prospectus and the Time of Sale Prospectus.

(m)   The Securities have been duly authorized by the Company and, when issued and delivered and paid for as provided herein, the Securities will be duly and validly issued, fully paid and nonassessable and will have the rights set forth in the Certificate of Designations; all corporate action required to be taken for the authorization, issuance and sale of the Securities has been validly and sufficiently taken; and the stockholders of the Company do not have any preemptive or similar rights with respect to the Securities.

(n)    The Certificate of Designations, the proposed form of which has been furnished to you, will have been duly filed with the Secretary of State of Delaware, on or before the Closing Date.

(o)    The Company has full right, power and authority to execute and deliver this Agreement, to issue and deliver the Preferred Stock and to perform its obligations hereunder and thereunder; and all action required to be taken for the due and proper authorization, execution and delivery by it of this Agreement, the due and proper authorization, issuance and delivery of the Preferred Stock and the consummation by it of the transactions contemplated hereby and thereby has been duly and validly taken.

(p)    This Agreement has been duly authorized, executed and delivered by the Company.

(q)    This Agreement conforms and the Securities will conform in all material respects to the descriptions thereof contained in the Registration Statement, the Prospectus and the Time of Sale Prospectus.

(r)     Neither the Company nor any of its subsidiaries is (i) in violation of its charter or by-laws or similar organizational documents, (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (ii) and (iii) above, for any such default or violation that would not, individually or in the aggregate, have a Material Adverse Effect.

(s)     The execution, delivery and performance by the Company of this Agreement, the compliance by the Company with the terms hereof and thereof, the consummation of the transactions contemplated hereby and thereby and the issuance and sale of the Securities will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any material indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (ii) result in any violation of the provisions of the charter or bylaws of the Company or (iii) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (i) and (iii) above, for any such conflict, breach, violation or default that would not, individually or in the aggregate, have a Material Adverse Effect; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the execution, delivery and performance by the Company of this Agreement, the compliance by the Company with the terms hereof, the consummation of the transactions contemplated hereby and the issuance and sale of the Securities, except as have been made or obtained and except as may be required by and made with or obtained from state securities laws or regulations.

(t)     Except as described in the Registration Statement, the Prospectus or the Time of Sale Prospectus, there is no legal, governmental or regulatory investigation, action, suit or proceeding pending, or to the knowledge of the Company, threatened to which the Company or any of its subsidiaries is a party or to which any property of the Company or any of its subsidiaries is the subject which would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(u)    There are no contracts or other documents that are required under the Securities Act to be filed as exhibits to the Registration Statement and described in the Registration Statement, the Prospectus and the Time of Sale Prospectus that are not so filed as exhibits to the Registration Statement or described in the Registration Statement, the Prospectus and the Time of Sale Prospectus.

(v)    KPMG LLP, who has audited certain financial statements of the Company and its subsidiaries, is an independent registered public accounting firm with respect to the Company and its subsidiaries, within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Securities Act.

(w)   The Company is not and, after giving effect to the offering and sale of the Securities and the application of the net proceeds thereof as described in the Registration Statement, the Prospectus or the Time of Sale Prospectus, will not be required to register as an “investment company” within the meaning of the

Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Investment Company Act”).

(x)    The Company and its subsidiaries have filed all material tax returns required to be filed through the date hereof and paid all material federal, state, local and foreign taxes due on such returns.  Except as otherwise disclosed in the Registration Statement, the Prospectus and the Time of Sale Prospectus, there is no tax deficiency that has been, or could reasonably be expected to be, asserted against the Company or any of its subsidiaries or any of their respective properties or assets, except those as would not, individually or in the aggregate, have a Material Adverse Effect.

(y)    The Company maintains an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) under the Exchange Act) that is designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure and that the interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the Prospectus and the Time of Sale Prospectus fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidance applicable thereto.  The Company and its subsidiaries have carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 under the Exchange Act.

(z)    The Company maintains systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) under the Exchange Act) that comply with the requirements of the Exchange Act and have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles.  The Company’s internal control over financial reporting was effective as of December 31, 2011, and the Company is not aware of any material weaknesses in its internal controls over financial reporting since such time.

(aa)   There is and has been no failure on the part of the Company or, to the knowledge of the Company, any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, including Section 402 related to loans and Sections 302 and 906 related to certifications.

(bb)  Neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that could reasonably be expected to give rise to a valid claim against the

Company or any of its subsidiaries or any Underwriter for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Securities.

(cc)   No person has the right to require the Company or any of its subsidiaries to register any securities for sale under the Securities Act by reason of the filing of the Registration Statement with the Commission or the issuance and sale of the Securities.

(dd)  The Company will not take, directly or indirectly, any action designed to or that would reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities.

(ee)   To the knowledge of the Company, the statistical and market-related data included or incorporated by reference in the Registration Statement, the Prospectus and the Time of Sale Prospectus are based on or derived from sources that are reliable and accurate in all material respects.

(ff)   The Company is a “well-known seasoned issuer,” as defined under the Securities Act and at the times specified in the Securities Act in connection with the offering of the Securities.  The Company has paid or will pay when due the registration fee for this offering pursuant to Rule 457 under the Securities Act.

(gg)  Neither the Company nor any of its subsidiaries or affiliates, nor, to the knowledge of the Company, any director, officer, employee, agent or representative of the Company or of any of its subsidiaries or affiliates, has taken any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to (i) any “foreign official” (as such term is defined in the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”)) in contravention of the FCPA or (ii) any comparable person under the applicable anti-corruption statutes of jurisdictions where the Company and its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency; and the Company and its subsidiaries and affiliates have conducted their businesses in compliance with applicable anti-corruption laws and have instituted and maintain and will continue to maintain policies and procedures designed to promote and achieve compliance with such laws and with the representation and warranty contained herein.

(hh)  Except as otherwise disclosed in the Prospectus or the Incorporated Documents, or described in the Form of Consent Order and the Form of Stipulation and Consent to the Issuance of a Consent Order, each dated July 20, 2010, issued by the OCC in the matter of the Bank, the operations of the Company and its subsidiaries are and have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the

applicable anti-money laundering statutes of jurisdictions where the Company and its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the best knowledge of the Company, threatened, which would reasonably be expected to result in a Material Adverse Effect.

(ii)    (i)  The Company represents that neither the Company nor any of its subsidiaries (collectively, the “Entity”) or, to the knowledge of the Company, any director, officer, employee, agent, affiliate or representative of the Entity, is an individual or entity (“Person”) that is, or is owned or controlled by a Person that is:

(A)  the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control (“OFAC”), the United Nations Security Council (“UNSC”), the European Union (“EU”), Her Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”), nor

(B)  located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Burma/Myanmar, Cuba, Iran, North Korea, Sudan and Syria).

(ii)  The Entity represents and covenants that it will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person:

(A)  to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or

(B)  in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).

(iii)  The Entity represents and covenants that, for the past 5 years, it has not knowingly engaged in, is not now knowingly engaged in, and will not knowingly engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

(jj)    The statements relating to regulatory matters, documents or proceedings included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011 under the caption “Item I. Business—Regulation,” to the extent that they constitute summaries of matters of law or regulation or legal conclusions, are accurate in all material respects.

(kk)  The interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the Prospectus and the Time of Sale Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

2.       Agreements to Sell and Purchase.  The Company hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Company the respective numbers of Firm Shares set forth in Schedule II hereto opposite its name at the purchase price set forth in Schedule I hereto (the “Purchase Price”).

On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company agrees to sell to the Underwriters the Additional Shares, and the Underwriters shall have the right to purchase, severally and not jointly, up to the number of Additional Shares set forth in Schedule I hereto at the Purchase Price; provided, however, that the amount paid by the Underwriters for any Additional Shares shall be reduced by an amount per share equal to any dividends declared by the Company and payable on the Firm Shares but not payable on the Additional Shares.  You may exercise this right on behalf of the Underwriters in whole or from time to time in part by giving written notice not later than 30 days after the date of the Prospectus.  Any exercise notice shall specify the number of Additional Shares to be purchased by the Underwriters and the date on which such shares are to be purchased.  Each purchase date must be at least one business day after the written notice is given and may not be earlier than the closing date for the Firm Shares nor later than ten business days after the date of such notice.  Additional Shares may be purchased as provided in Section 4 hereof solely for the purpose of covering over-allotments made in connection with the offering of the Firm Shares.  On each day, if any, that Additional Shares are to be purchased (an “Option Closing Date”), each Underwriter agrees, severally and not jointly, to purchase the number of Additional Shares (subject to such adjustments to eliminate fractional shares as you may determine) that bears the same proportion to the total number of Additional Shares to be purchased on such Option Closing Date as the number of Firm Shares set forth in Schedule II hereto opposite the name of such Underwriter bears to the total number of Firm Shares.

3.       Public Offering.  The Company is advised by you that the Underwriters propose to make a public offering of their respective portions of the Securities as soon after the Registration Statement and this Agreement have become effective as in your judgment is advisable.  The Company is further advised by you that the Securities are to be offered to the public upon the terms set forth in the Prospectus.

4.       Payment and Delivery.  Payment for the Firm Shares shall be made to the Company by wire transfer payable in same-day funds to an account specified by the Company on the closing date and time set forth in Schedule I hereto, or at such other time on the same or such other date, not later than the fifth business day thereafter, as may be designated in writing by you.  The time and date of such payment are hereinafter referred to as the “Closing Date.”

Payment for any Additional Shares shall be made to the Company by wire transfer payable in same-day funds to an account specified by the Company on the date specified in the corresponding notice described in Section 2 or at such other time on the same or on such other date, in any event not later than the tenth business day thereafter, as may be designated in writing by you.

The Firm Shares and the Additional Shares shall be registered in such names and in such denominations as you shall request in writing not later than one full business day prior to the Closing Date or the applicable Option Closing Date, as the case may be, for the respective accounts of the several Underwriters, with any transfer taxes payable in connection with the transfer of the Securities to the Underwriters duly paid, against payment of the Purchase Price therefor.

5.       Conditions to the Underwriters’ Obligations.  The several obligations of the Underwriters are subject to the following conditions:

(a)    Subsequent to the execution and delivery of this Agreement and prior to the Closing Date and the Option Closing Date, as applicable:

(i)     there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the securities of the Company or any of its subsidiaries by any “nationally recognized statistical rating organization,” as such term is defined for purposes of Section 3(a)(62) under the Exchange Act; and

(ii)    there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus as of the date of this Agreement that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Securities on the terms and in the manner contemplated in the Time of Sale Prospectus.

(b)  The Underwriters shall have received on the Closing Date and the Option Closing Date, as applicable, a certificate, dated the Closing Date or the Option Closing Date, as applicable, and signed by an executive officer of the Company, to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date or the Option Closing Date, as applicable, and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date or the Option Closing Date, as applicable.

The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

(c)    (1) The Underwriters shall have received on the Closing Date and the Option Closing Date, as applicable, an opinion and negative assurance letter of Kaplan, Strangis & Kaplan, P.A., outside counsel for the Company, dated the Closing Date or the Option Closing Date, as applicable, in form and substance reasonably satisfactory to the Underwriters, to the effect set forth in Exhibit A-1 hereto, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters; and (2) the Underwriters shall have received on the Closing Date and the Option Closing Date, as applicable, an opinion of Joseph Green, Senior Vice President, General Counsel and Secretary of the Company, dated the Closing Date or the Option Closing Date, as applicable, in form and substance reasonably satisfactory to the Underwriters, to the effect set forth in Exhibit A-2 hereto.

(d)    The Underwriters shall have received on the Closing Date and the Option Closing Date, as applicable, an opinion and negative assurance letter of Simpson Thacher & Bartlett LLP, counsel for the Underwriters, dated the Closing Date or the Option Closing Date, as applicable, with respect to such matters as the Managers may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

(e)    The Underwriters shall have received, on each of the date hereof, the Closing Date and the Option Closing Date, as applicable, a letter dated the date hereof, the Closing Date or the Option Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from KPMG LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off date” not earlier than the date hereof.

The several obligations of the Underwriters to purchase Additional Shares hereunder are subject to the delivery to you on the applicable Option Closing Date of the documents indicated in this Section 5 and such other documents as you may reasonably request with respect to the good standing of the Company on such Option Closing Date and other matters related to the issuance of such Additional Shares.

6.       Covenants of the Company.  The Company covenants with each Underwriter as follows:

(a)    To furnish to you, without charge, a signed copy of the Registration Statement (including exhibits thereto and documents incorporated by reference therein) and to deliver to each of the Underwriters during the period mentioned in Section 6(e) or 6(f) below, as many copies of the Time of Sale Prospectus, the Prospectus, any documents incorporated by reference therein and any supplements and amendments thereto or to the Registration Statement as you may reasonably request.

(b)    Before amending or supplementing the Registration Statement, the Time of Sale Prospectus or the Prospectus, to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you reasonably object.

(c)    To furnish to you a copy of each proposed free writing prospectus to be prepared by or on behalf of, used by, or referred to by the Company and not to use or refer to any proposed free writing prospectus to which you reasonably object.

(d)    Not to take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder.

(e)    If the Time of Sale Prospectus is being used to solicit offers to buy the Securities at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement then on file, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not, in the light of the circumstances when the Time of Sale Prospectus is delivered to a prospective purchaser, be misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law.

(f)     If, during such period after the first date of the public offering of the Securities as in the opinion of counsel for the Underwriters the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Company) to which Securities may have been sold by you on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law.

(g)    To endeavor to qualify the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request.

(h)    To make generally available to the Company’s security holders and to you as soon as practicable an earnings statement (which need not be audited) covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the date of this Agreement which shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder; provided that the Company may make such earnings statements generally available by filing quarterly and annual reports with the Commission as may be required by the Exchange Act.

(i)     Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company’s counsel and the Company’s accountants in connection with the registration and delivery of the Securities under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company and amendments and supplements to any of the foregoing, including the filing fees payable to the Commission relating to the Securities (within the time required by Rule 456 (b)(1), if applicable), all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Securities to the Underwriters, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any Blue Sky or Legal Investment memorandum in connection with the offer and sale of the Securities under state securities laws and all expenses in connection with the qualification of the Securities for offer and sale under state securities laws as provided in Section 6(g) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or Legal Investment memorandum, (iv) all filing fees and the reasonable fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Securities by the Financial Industry Regulatory Authority, Inc., (v) all costs and expenses incident to listing the Securities on the New York Stock Exchange (“NYSE”), (vi) the cost of printing certificates representing the Securities, (vii) the costs and charges of any transfer agent, registrar or depositary, (viii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Securities, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, (ix) the document production charges and expenses associated with printing this Agreement, (x) any fees charged by rating agencies for the rating of the Securities and (xi) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section.  It is understood, however, that except as provided in this Section, Section 8 entitled “Indemnity and Contribution” and the last paragraph of Section 10 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, stock transfer taxes payable on resale of any of the Securities by them and any advertising expenses connected with any offers they may make.

(j)     If the third anniversary of the initial effective date of the Registration Statement occurs before all the Securities have been sold by the Underwriters, prior to the third anniversary to file a new shelf registration statement and to take any other action necessary to permit the public offering of the Securities to continue without interruption; references herein to the Registration Statement shall include the new registration statement declared effective by the Commission;

(k)    To use its commercially reasonable efforts to list the Securities on the NYSE within 30 days of the Closing Date and to maintain the listing of the Securities on the NYSE.

(l)     Without the prior written consent of the Manager identified in Schedule I with the authorization to release this lock-up on behalf of the Underwriters, not to, during the restricted period set forth in Schedule I hereto, (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any securities of the Company that are substantially similar to the Securities (“Similar Securities”) or any securities convertible into or exercisable or exchangeable for any Similar Securities or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Similar Securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Similar Securities or such other securities, in cash or otherwise or (3) file any registration statement with the Commission relating to the offering of any Similar Securities or any securities convertible into or exercisable or exchangeable for Similar Securities.  The foregoing sentence shall not apply to the Securities to be sold hereunder.

7.       Covenants of the Underwriters.  Each Underwriter severally covenants with the Company not to take any action that would result in the Company being required to file with the Commission under Rule 433(d) a free writing prospectus prepared by or on behalf of such Underwriter that otherwise would not be required to be filed by the Company thereunder, but for the action of the Underwriter.

8.       Indemnity and Contribution.  (a) The Company agrees to indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, or the Prospectus or any amendment or supplement thereto, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein.

(b)    Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Underwriter, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through you expressly for use in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus or the Prospectus or any amendment or supplement thereto.

(c)    In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 8(a) or 8(b), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing.  No indemnification provided for in Section 8(a) or (b) shall be available to any party who shall fail to give notice as provided in this Section 8(c) if the party to whom notice was not given was unaware of the proceeding to which such notice would have related and was materially prejudiced by the failure to give such notice, but the failure to give such notice shall not relieve the indemnifying party or parties for any liability which it or they may have to the indemnified party for contribution otherwise than on account of the provisions of Section 8(a) or (b).  In case any such proceeding shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to the indemnified party and payment of the fees and disbursements of such counsel related to such proceeding.  In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests and the indemnified party shall have been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party (in which case the indemnifying party shall not have the right to assume the defense of such action on behalf of the indemnified party), or (iii) the indemnifying party shall have failed to assume the defense and employ counsel.  It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties, which firm shall be designated in writing by the indemnified party (which, in the case that an underwriter is the indemnified party, shall be designated in writing by the Managers authorized to appoint counsel under this Section set forth in Schedule I hereto), and that all such fees and expenses shall be reimbursed as they are incurred.  The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment.  No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

(d)    To the extent the indemnification provided for in Section 8(a) or 8(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Securities or (ii) if the allocation provided by clause 8(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 8(d)(i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations.  The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Securities shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Securities (before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters bear to the aggregate initial public offering price of the Securities set forth in the Prospectus.  The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The Underwriters’ respective obligations to contribute pursuant to this Section 8 are several in proportion to the respective number of Securities they have purchased hereunder, and not joint.

(e)    The Company and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 8(d).  The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 8(d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this Section 8, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(f)     The indemnity and contribution provisions contained in this Section 8 and the representations, warranties and other statements of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter, any person controlling any Underwriter or any affiliate of any Underwriter or by or on behalf of the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Securities.

9.       Termination.  The Underwriters may terminate this Agreement by notice given by you to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the NYSE, the American Stock Exchange or the NASDAQ Global Market, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by Federal or New York State authorities or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse and which, singly or together with any other event specified in this Section 9, makes it, in your judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Securities on the terms and in the manner contemplated in the Time of Sale Prospectus or the Prospectus.

10.     Effectiveness; Defaulting Underwriters.  This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

If, on the Closing Date or an Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Securities that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Securities to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Firm Shares set forth opposite their respective names in Schedule II bears to the aggregate number of Firm Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as you may specify, to purchase the Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Securities that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 10 by an amount in excess of one-ninth of such number of Securities without the written consent of such Underwriter.  If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Firm Shares and the aggregate number of Firm Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Shares to be purchased on such date, and arrangements satisfactory to you and the Company for the purchase of such Firm Shares are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company.  In any such case either you or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement, in the Time of Sale Prospectus, in the Prospectus or in any other documents or arrangements may be effected.  If, on an Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Additional Shares and the aggregate number of Additional Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Additional Shares to be purchased on such Option Closing Date, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase the Additional Shares to be sold on such Option Closing Date or (ii) purchase not less than the number of Additional Shares that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default.  Any action taken under this paragraph shall not relieve any defaulting

Underwriter from liability in respect of any default of such Underwriter under this Agreement.

If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

11.     Entire Agreement.  (a) This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the Securities, represents the entire agreement between the Company and the Underwriters with respect to the preparation of any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, the conduct of the offering, and the purchase and sale of the Securities.

(b)    The Company acknowledges that in connection with the offering of the Securities: (i) the Underwriters have acted at arm’s length, are not agents of, and owe no fiduciary duties to, the Company or any other person, (ii) the Underwriters owe the Company only those duties and obligations set forth in this Agreement and prior written agreements (to the extent not superseded by this Agreement), if any, and (iii) the Underwriters may have interests that differ from those of the Company.  The Company waives to the full extent permitted by applicable law any claims it may have against the Underwriters arising from an alleged breach of fiduciary duty in connection with the offering of the Securities.

12.     Counterparts.  This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

13.     Applicable Law.  This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

14.     Headings.  The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

15.     Notices.  All communications hereunder shall be in writing and effective only upon receipt and if to the Underwriters shall be delivered, mailed or sent to you at the address set forth in Schedule I hereto; and if to the Company shall be delivered, mailed or sent to the address set forth in Schedule I hereto.

[Signature page follows]

Very truly yours,

TCF FINANCIAL CORPORATION

By:	/s/ Michael S. Jones
	Name:	Michael S. Jones
	Title:	Executive Vice President and Chief Financial Officer

[Signature page to Underwriting Agreement]

Accepted as of the date hereof

Morgan Stanley & Co. LLC UBS Securities LLC

Acting severally on behalf of themselves and the several Underwriters named in Schedule II hereto.

By:	Morgan Stanley & Co. LLC

By:	/s/ Yurji Slyz
	Name:	Yurji Slyz
	Title:	Executive Director

By:	UBS Securities LLC

By:	/s/ Thomas Curran
	Name:	Thomas Curran
	Title:	Managing Director

By:	/s/ Mehdi Manii
	Name:	Mehdi Manii
	Title:	Associate Director

[Signature page to Underwriting Agreement]

SCHEDULE I

Managers:
Managers authorized to release lock-up under Section 6:	Morgan Stanley & Co. LLC UBS Securities LLC

Managers authorized to appoint counsel under Section 8:	Morgan Stanley & Co. LLC UBS Securities LLC

Registration Statement File No.:	333-181741

Time of Sale Prospectus:	Prospectus dated May 29, 2012 relating to the Shelf Securities and the preliminary prospectus supplement dated December 12, 2012 relating to the Securities

Lock-up Restricted Period:	30 days for the Company

Title of Securities to be purchased:	6.45% Series B Non-Cumulative Perpetual Preferred Stock, par value $0.01 per share, liquidation preference of $25 per share

Number of Firm Shares:	4,000,000

Number of Additional Shares:	600,000

Purchase Price:	$24.2125 a share

Initial Public Offering Price:	$25 a share

Selling Concession:	$0.50 a share

Reallowance:	$0.45 a share

Free Writing Prospectuses:	Final Term Sheet filed with the Commission by the Company on December 12, 2012 pursuant to Rule 433 under the Securities Act and attached hereto as Schedule III

Closing Date and Time:	December 19, 2012 10:00 a.m. EDT

Closing Location:	Simpson Thacher & Bartlett LLP 425 Lexington Avenue New York, New York 10017

Address for Notices to Underwriters:

Morgan Stanley & Co. LLC

1585 Broadway, 29th Floor

New York, NY 10036

Attention: Investment Banking Division

Phone: (212) 761-6691

Facsimile: (212) 507-8999

UBS Securities LLC

677 Washington Boulevard

Stamford, CT 06901

Attention: Fixed Income Syndicate

Phone: (203) 719-1088

Facsimile: (203) 719-0495

Address for Notices to the Company:	TCF Financial Corporation, 200 East Lake Street, Wayzata, Minnesota 55391, to the attention of General Counsel (facsimile number (952) 475-7975);

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SCHEDULE II

Underwriter	Number of Firm Shares To Be Purchased
Morgan Stanley & Co. LLC	1,734,000
UBS Securities LLC	1,734,000
RBC Capital Markets, LLC	266,000
Stifel, Nicolaus & Company, Incorporated	266,000
Total:	4,000,000

SCHEDULE III

TCF Financial Corporation

4,000,000 Shares of 6.45% Series B Non-Cumulative Perpetual Preferred Stock

This pricing term sheet supplements the information set forth under “Description of Series B Preferred Stock” in the preliminary prospectus supplement, subject to completion, dated December 12, 2012 to the prospectus dated May 29, 2012.

Issuer:	TCF Financial Corporation

Security:	6.45% Series B Non-Cumulative Perpetual Preferred Stock (the “Series B Preferred Stock”)

Size:	$100,000,000 (4,000,000 shares)

Over-allotment Option:	$15,000,000 (600,000 shares)

Term:	Perpetual

Expected Ratings*:	[Intentionally Omitted]

Liquidation Preference:	$25 per share

Dividend Rate (Non-Cumulative):	At a rate per annum equal to 6.45% from the date of issuance

Dividend Payment Dates:	1st day of March, June, September and December of each year, commencing on March 1, 2013

Optional Redemption:

The Series B Preferred Stock may be redeemed at TCF Financial Corporation’s option (i) in whole or in part, from time to time, on or after December 19, 2017 or (ii) in whole, but not in part, prior to December 19, 2017 within 90 days of a “regulatory capital treatment event,” as described in the prospectus supplement, in each case at a redemption price equal to $25 per share, plus any declared and unpaid dividends for prior dividend periods and accrued but unpaid and undeclared dividends for the then-current dividend period to the redemption date. Holders of Series B Preferred Stock will not have the right to require the redemption or repurchase of the Series B Preferred Stock.

Trade Date:	December 12, 2012

Settlement Date:	December 19, 2012 (T + 5)

We expect that delivery of the shares of Series B Preferred Stock will be made against payment therefor on or about the closing date specified on the cover page of the prospectus supplement, which will be the fifth business day following

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the date of the pricing of the shares of Series B Preferred Stock. Under Rule 15c6-1 of the Exchange Act, trades in the secondary market are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade shares of Series B Preferred Stock on the date hereof or on the following business day will be required, by virtue of the fact that the shares of Series B Preferred Stock initially will settle in T+5 to specify an alternative settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of shares of Series B Preferred Stock who wish to trade shares of Series B Preferred Stock prior to their delivery hereunder should consult their own advisor.

Public Offering Price:	$25.00 per share of Series B Preferred Stock

Underwriting discounts and commissions:	$0.7875 per share of Series B Preferred Stock

Net Proceeds (before expenses) to Issuer:	$96,850,000

Joint Book-Running Managers:	Morgan Stanley & Co. LLC UBS Securities LLC

Co-Managers:	RBC Capital Markets, LLC Stifel, Nicolaus & Company, Incorporated

Listing:	We intend to apply to list the shares of Series B Preferred Stock on the New York Stock Exchange under the symbol “TCBPRC.”

CUSIP/ISIN:	872277 405 / US8722774051

* A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

This communication is intended for the sole use of the person to whom it is provided by us. The issuer has filed a registration statement, including a prospectus, with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Morgan Stanley & Co. LLC at 1-866-718-1649 or  UBS Securities LLC at 877-827-6444 (ext. 561-3884).

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EXHIBIT A-1

1.         The Registration Statement has become effective under the Securities Act and the Prospectus was filed on December 12, 2012 pursuant to Rule 424(b) of the rules and regulations of the Commission under the Securities Act and no stop order suspending the effectiveness of the Registration Statement has been issued or, to such counsel’s knowledge, no proceeding for that purpose has been instituted or threatened by the Commission.

2.         The Registration Statement, the Prospectus and the Time of Sale Prospectus (other than the financial statements and related schedules therein, as to which we express no opinion) comply as to form in all material respects with the requirements of the Securities Act.

3.         The Company and each of its significant subsidiaries have been duly organized and are validly existing and in good standing under the laws of their respective jurisdictions of organization, are duly qualified to do business and are in good standing in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged, except where the failure to be so qualified, in good standing or have such power or authority would not, individually or in the aggregate, have a Material Adverse Effect.

4.         The Company is duly registered as a bank holding company under the Bank Holding Company Act of 1956, as amended. The Bank is validly existing as a national banking association under the laws of the United States.

5.         All of the outstanding shares of capital stock or other equity interests of the Company have been duly and validly authorized and issued, are fully paid and non-assessable.

6.         The Certificate of Designations has been duly filed with the Secretary of State of Delaware.

7.         The Securities have been duly authorized by the Company and, when the Securities are issued and delivered as provided in the Underwriting Agreement, the Securities will be duly and validly issued, fully paid and nonassessable and will have the rights set forth in the Certificate of Designations; all corporate action required to be taken for the authorization and issuance of the Securities has been validly and sufficiently taken; and the stockholders of the Company do not have any preemptive or similar rights with respect to the Securities.

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8.         The Underwriting Agreement has been duly authorized, executed and delivered by the Company.

9.         The execution, delivery and performance by the Company of the Underwriting Agreement and the issuance and sale of the Securities will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, any material indenture, mortgage, deed of trust, loan agreement or other agreement or instrument known to us to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (ii) result in any violation of the provisions of the charter or by-laws or similar organizational documents of the Company or any of its significant subsidiaries or (iii) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (i) and (iii) above, for any such conflict, breach, violation or default that would not, individually or in the aggregate, have a Material Adverse Effect.

11.       No consent, approval, authorization, order, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required for the execution, delivery and performance by the Company of the Underwriting Agreement and the issuance and sale of the Securities pursuant to the Underwriting Agreement, except for the registration of the Securities under the Securities Act and the listing of the Securities on the New York Stock Exchange and such consents, approvals, authorizations, orders and registrations or qualifications as may be required under applicable state securities laws in connection with the purchase and distribution of the Securities by the Underwriters.

12.       Except as described in the Registration Statement, the Prospectus and the Time of Sale Prospectus, there are no legal, governmental or regulatory investigations, actions, suits or proceedings pending to which the Company or any of its subsidiaries is a party or to which any property of the Company or any of its subsidiaries is the subject of which we have knowledge which would individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and to our knowledge, no such investigations, actions, suits or proceedings are threatened or contemplated by any governmental or regulatory authority or threatened by others.

13.       The statements set forth in the Basic Prospectus under the caption “Description of Preferred Stock” and in each of the Prospectus and the Time of Sale Prospectus under the caption “Description of Series B Preferred Stock,”

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insofar as they purport to constitute a summary of the terms of the Securities, are accurate, complete and fair in all material respects.

14.       The statements set forth in each of the Prospectus and the Time of Sale Prospectus under the caption “Certain U.S. Federal Income Tax Considerations,” insofar as they purport to constitute summaries of matters of United States federal tax law and regulations or legal conclusions with respect thereto, constitute accurate summaries of the matters described therein in all material respects.

15.       The Company is not, nor will it be after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Registration Statement, the Prospectus and the Time of Sale Prospectus, required to register as an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder.

16.       The documents incorporated by reference in the Prospectus and the Time of Sale Prospectus (other than the financial statements and related schedules therein, as to which we express no opinion), when they were filed with the Commission, complied as to form in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission thereunder.

As counsel to the Company, we have participated in conferences with your representatives and with representatives of the Company, its independent accountants and your counsel at which conferences the contents of the Registration Statement, the Prospectus and the Time of Sale Prospectus and any amendment and supplement thereto and the Incorporated Documents and related matters were discussed.  The purpose of our professional engagement was not to establish or confirm factual matters set forth in the Registration Statement, the Prospectus and the Time of Sale Prospectus and any amendment and supplement thereto and the Incorporated Documents, and we have not undertaken to verify independently any of such factual matters.  Moreover, many of the determinations required to be made in the preparation of the Registration Statement, the Prospectus and the Time of Sale Prospectus and any amendment and supplement thereto and the Incorporated Documents involve matters of a non-legal nature.

Although we assume no responsibility for the accuracy, completeness or fairness of the Registration Statement, the Prospectus and the Time of Sale Prospectus and any amendment or supplement thereto or the Incorporated Documents (except as expressly provided above), nothing has come to our attention to cause us to believe that the Registration Statement, at the time of its effective date (including the information, if any, deemed pursuant to Rule 430A, 430B or 430C to be part of the Registration Statement at the time of effectiveness), contained any untrue statement of a material fact or omitted to

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state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus, any amendment or supplement thereto as of its date and the Closing Date or the Option Closing Date, as applicable, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (other than the financial statements and other financial information contained therein, as to which we express no belief) or that the Time of Sale Prospectus, as of 2:00 p.m. (New York City time), on December 12, 2012, being the time you have advised us was the time of the first sale of the Securities, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading or the Incorporated Documents when such documents were so filed, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statement therein, in the light of the circumstances under which they were made when such documents were so filed, not misleading (other than the financial statements and other financial information contained therein, as to which we express no belief).

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EXHIBIT A-2

1.         All of the issued shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims.

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